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                                                                    Exhibit 23.1




         We have issued our report dated July 8, 1998 (except for Note I, as to which the date is August 6, 1998) accompanying the consolidated financial statements of Frisch's Restaurants, Inc. appearing in the 1998 Annual Report of the Company to its shareholders and included in the Annual Report on Form 10-K for the three years ended May 31, 1998 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

GRANT THORNTON LLP




Cincinnati, Ohio
September 10, 1998